CERTIFICATION OF
                         PRINCIPAL EXECUTIVE OFFICER AND
                           PRINCIPAL FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Yearly Report on Form 10-KSB of Scapple, Inc. for the year ending December 31, 2004, I, David J. Feuerborn, Principal Executive Officer and Principal Financial Officer of Scapple, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

     1.   Such Yearly Report of Form 10-KSB for the year ending December
          31, 2004, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in such Yearly Report on Form 10-KSB for the year ended December 31, 2004, fairly represents in all material respects, the financial condition and results of operations of Scapple, Inc.

Dated:    March 22, 2005

Scapple, Inc.

By:  /s/ David J. Feuerborn
-----------------------------------------
Principal Executive Officer
Principal Financial Officer